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                                                                    Exhibit 6.24

                               SECURITY AGREEMENT


         This Security Agreement ("Security Agreement") is dated as of March 19, 1997 among Food Extrusion, Inc., a Nevada corporation (the "Company"), Food Extrusion Montana, Inc., a Montana corporation and a wholly-owned subsidiary of the Company ("Purchaser") and CF Corporation, an Idaho corporation (the "Secured Party").


                                    RECITALS:

         A. The defined terms used in this Security Agreement shall have the respective meanings indicated in Section 1 unless elsewhere defined or unless the context shall otherwise require.

         B. The Company, Purchaser, and the Secured Party have entered into that certain Asset Purchase Agreement (the "Purchase Agreement") whereby Purchaser will purchase the assets and assume certain liabilities of the Secured Party in consideration of the Company issuing 310,000 shares of the Company's Common Stock, par value $.001 (the "Shares") to the Secured Party.

         C. The Company and the Secured Party have entered into that certain Shareholder's Agreement of even date herewith whereby the Company has granted the Secured Party the right to put the Shares owned by the Secured Party to the Company pursuant to the terms and conditions set forth in the Shareholders' Agreement (the "Put").

         D. All of the requirements of law have been fully complied with and all other acts and things necessary to make this Security Agreement a valid, binding and legal instrument have been done and performed.

                                    AGREEMENT

         NOW THEREFORE, the parties, intending to be legally bound and for good and valuable consideration hereby agree as follows:

SECTION 1.  DEFINITIONS

         The following terms shall have the following meanings for all purposes of this Security Agreement:

         "Assumed Liabilities" shall have the meaning set forth in the Purchase Agreement.
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         "Collateral" shall have the meaning set forth in Section 2 hereof.

         The "Company" shall mean Food Extrusion, Inc., a Nevada corporation.

         "Purchaser"  shall  mean  Food  Extrusion  Montana,   Inc.,  a  Montana
corporation.

         "Put" shall mean the Put granted the Secured Party pursuant to the terms of the Shareholder's Agreement.

         "Secured Obligations" shall mean the obligations of the Company and Purchaser to (i) purchase the Shares from the Secured Party upon exercise of the Put and (ii) pay the Assumed Liabilities.

         "Secured   Party"  shall  mean   Centennial   Foods,   Inc.,  an  Idaho
corporation, and any person, firm or corporation which succeeds to the right, title and interest thereto in and to such security interest.

SECTION 2.  GRANT OF SECURITY

         Purchaser, in consideration of the premises and of the sum of One Dollar received by Purchaser from the Secured Party and other good and valuable consideration, receipt whereof is hereby acknowledged, and in order to secure the Secured Obligations and the performance and observance of all of the covenants and conditions of the Company and Purchaser in this Security Agreement contained, does hereby grant to the Secured Party a security interest in, and hypothecate unto the Secured Party, its successors and permitted assigns, all and singular of Purchaser's right, title and interest in and to the properties, rights, interests and privileges described in Section 2.1 hereof, whether now owned by Purchaser or hereafter acquired and whether now existing or hereafter coming into existence, and wherever located (all being collectively referred to herein as the "Collateral").

         2.1      Collateral.

                  Collateral consists of all of Purchaser's now owned and hereafter existing or acquired accounts, general intangibles, inventory, equipment and fixtures purchased by Purchaser from the Secured Party, pursuant to the Purchase Agreement, and located at 2400 Airport Road, Dillon, Montana listed on Schedule 1 attached hereto, and any and all property of Purchaser now or hereafter in the possession of, or pledged or assigned to the Secured Party, and all products, replacements and proceeds of, rents, issues, income, profits, products of, and accessions and additions to, any of the foregoing property and

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interests  in  property,  together  with all of  Purchaser's  books and  records relating to any of the foregoing property located in Dillon, Montana, as set forth on Schedule 1 attached hereto.

         2.2      Duration of Security Interest.
                  The Secured Party, its successors and assigns shall have and hold the Collateral forever; provided, always, however, that such security interest is granted upon the express condition that if the Company or Purchaser shall pay or cause to be paid the Secured Obligations, then these presents and the estate hereby granted and conveyed shall cease and this Security Agreement shall become null and void and the Secured Party will take such actions to release the lien hereof as are set forth in Section 6.4 hereof; otherwise to remain in full force and effect.

SECTION 3.  COVENANTS AND WARRANTIES OF THE COMPANY

         The Company and Purchaser covenant, warrant and agree for the benefit of the Secured Party as follows:

                  (a) The Collateral is in Purchaser's possession at the Company's office at 2400 Airport Road, Dillon, Montana.

                  (b) Purchaser is the lawful owner of the Collateral and has the sole right and lawful authority to deliver this instrument;

                  (c) The Collateral and every part thereof is free and clear of all security interests, liens, attachments, levies, and encumbrances of every kind, nature and description and Purchaser will warrant and defend the Collateral against any claims and demands of all persons at any time claiming the same or any interest therein adverse to the Secured Party, except any security interests, liens, attachments, levies and encumbrances incurred in connection with the Assumed Liabilities;

                  (d) Purchaser will insure the Collateral which is insurable with financially sound and reputable insurers and in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or similar business and owning or operating similar properties under policies (containing loss payable clauses to the Secured Party as its interest may appear or, if the Secured Party requests, naming the Secured Party as an additional insured therein) and all premiums thereon shall be paid by Company and the policies delivered to the Secured Party;

                  (e) Purchaser may not remove the Collateral from its present location without the Secured Party's prior written consent;
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                  (f) The Secured  Party may, at its option,  discharge any past due taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance and preservation of the Collateral, including the purchasing of insurance therefor, and Purchaser will upon written notice reimburse the Secured Party for any payment made or any expense incurred by the Secured Party pursuant to the foregoing authority. All such expenses and payments shall have the benefit of and be secured by the security interest herein granted;

                  (g) Purchaser agrees to execute and deliver to the Secured Party such further agreements and assignments or other instruments and to do all such other things as the Secured Party may reasonably deem necessary or appropriate to assure the Secured Party its security interest hereunder, including such financing statement or statements or amendments thereof or supplements thereto or other instruments as the Secured Party may from time to time require in order to comply with the Uniform Commercial Code in any applicable jurisdiction;

                  (h) Any and all property specifically described or referred to in the granting clauses hereof which is hereafter acquired shall ipso facto, and without any further conveyance, assignment or act on the part of Purchaser or the Secured Party, become and be subject to the lien of this Security Agreement as fully and completely as though specifically described herein;

                  (i) Purchaser shall not directly or indirectly create, incur, assume or suffer to exist any lien on or with respect to the Collateral, title thereto or any interest therein, except any lien on with respect to the collateral, title thereto or any interest therein incurred in connection with the Assumed Liabilities;

                  (j) Purchaser shall use its reasonable efforts to maintain the Collateral in substantially the same physical condition as that which existed on the date hereof, subject to normal wear and tear; and

                  (k) Purchaser does hereby irrevocably constitute and appoint the Secured Party its true and lawful attorney with full power of substitution, for it and in its name, place and stead, to file any claim or take any action or proceedings, either in its own name or in the name of Purchaser or otherwise, which the Secured Party reasonably may deem necessary or appropriate to protect and preserve the right, title and interest of the Secured Party in and to the Collateral and the security intended to be afforded hereby.

SECTION 4.  POSSESSION OF COLLATERAL; INVENTORY
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         4.1      Possession of the Collateral.

                  So long as no Event of Default shall have occurred and be continuing, Purchaser shall be permitted to remain in full possession, enjoyment and control of the Collateral and to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided always, that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Security Agreement.

         4.2      Inventory.

                  Purchaser may, until otherwise notified, without further consent or approval of the Secured Party use, consume and sell the Inventory in the ordinary course of its business, but a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owing by Purchaser (other than obligations to customers arising from the return of goods or otherwise in the ordinary course of business).

SECTION 5.  DEFAULTS AND REMEDIES

         5.1      Events of Defaults.

                  Upon the happening, at any time, of any of the following events:

                  (a) Any failure to pay when due the full amount of any Secured Obligations and such failure to pay shall have continued beyond the period of grace, if any, provided in the instrument or agreement under which such obligation was created and shall not have been waived; or

                  (b) Default in the performance of any other obligation, representation, or warranty set forth in or secured by this Security Agreement and such default shall continue unremedied for a period of thirty (30) days after notice thereof to the Company and Purchaser by the Secured Party; or

                  (c) Liquidation, termination, or dissolution of the Company or Purchaser;

                  (d) The bankruptcy or insolvency of, assignment for the benefit of creditors by, or the institution of proceedings under the Bankruptcy Act by Company or Purchaser and filing of any involuntary petition in bankruptcy

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against the Company or Purchaser which is not dismissed within thirty (30) days;
or

                  (e) The levy of any writ of attachment or execution against any property owned by the Company or Purchaser, which levy is not removed within thirty (30) days; or

                  (f) The appointment of any receiver with respect to any property by the Company or Purchaser, which receiver is not removed within thirty (30) days; or

                  (g) Loss, substantial damage to, or destruction of any material portion of the Collateral; or

                  (h) Entry of any final judgment for the payment of money shall be entered by a court against the Company or Purchaser and there shall have been a period of thirty (30) days during which a stay of enforcement thereof shall not be in effect or during which the same shall not have been paid, vacated, discharged or bonded; then, and in any of such Events of Default, the Secured Party shall have an immediate right to pursue the remedies set forth in this Security Agreement.

         5.2      The Secured Party's Rights.

         Purchaser agrees that, except as otherwise required by mandatory provisions of law and except to the extent that the validity or perfection of the security interests or rights or remedies under the Security Agreement are governed by the laws of a jurisdiction other than the State of California, when any Event of Default has occurred and is continuing the Secured Party shall, without limitation of all other rights and remedies available at law or in equity, have the rights, options, duties and remedies of a secured party, and the Company shall have the rights and duties of a debtor, under the Uniform Commercial Code of California (regardless of whether such Code or a law similar thereto has been enacted in a jurisdiction wherein the rights or remedies are asserted).

         5.3      Cumulative Remedies.

         No delay or omission of the Secured Party to exercise any right or power arising from any default shall exhaust or impair at such right or power or prevent its exercise during the continuance of such default. No waiver by the Secured Party of any such default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent default, or to impair the rights resulting therefrom except as may be otherwise provided therein. No remedy

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hereunder  is intended to be  exclusive  of any other  remedy but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or otherwise existing; nor shall the giving, taking or enforcement of any other or additional security, collateral or guaranty for the Secured Obligations operate to prejudice, waive or affect the security of this Security Agreement or any rights, powers or remedies hereunder, nor shall the Secured Party be required to first look to, enforce or exhaust such other or addition security, collateral or guaranties.

SECTION 6.  MISCELLANEOUS

         6.1      Successors and Assigns.

         Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all the covenants, promises and agreements in this Security Agreement contained by or on behalf of the Company or by or on behalf of the Secured Party shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

         6.2      Partial Invalidity.

         The unenforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

         6.3      Communications.

         All communications provided for herein shall be in writing. Communications to the Company, Purchaser or the Secured Party shall be deemed to have been given (unless otherwise required by the specific provisions hereof in respect of any matter) when addressed and delivered to the Secured Party, the Company or Purchaser at the address for such party set forth on the signature page of this Agreement or at such other address as the Company, Purchaser or the Secured Party may designate by notice duly given in accordance with this Section to the other party.

         6.4      Release and Transfer.

         The Secured Party shall release this Security Agreement and the security interest granted hereby by proper instrument or instruments upon presentation of satisfactory evidence that the Secured Obligations have been fully paid or discharged and shall assign, transfer and deliver its rights in any remaining Collateral and money received in respect thereof, to or on the

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order of  Purchaser.  The  Secured  Party  shall  also  execute  and  deliver to
Purchaser upon such termination such Uniform Commercial Code termination statements and such other documentation as shall reasonably be requested by Purchaser to effect the termination and release of the Secured Party's lien on the Collateral.

         6.5      Counterparts.

         This Security Agreement may be executed, acknowledged and delivered in any number of counterparts, each of such counterparts constituting an original but all together only one Security Agreement.

         6.6      Governing Law.

         This Security Agreement shall be construed in accordance with and governed by the laws of the State of California except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interests or the rights or remedies under this Security Agreement are governed by the laws of a jurisdiction other than the State of California.

         6.7      Headings.

         Any headings or captions preceding the text of the several sections hereof are intended solely for convenience of reference and shall not constitute a part of this Security Agreement nor shall they affect its meaning, construction or effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed all as of the day and year first above written.

                                            THE "COMPANY"

                                            FOOD EXTRUSION, INC.

                                            By:  /s/ D.L. McPeak
                                               -------------------
                                            Name:  Daniel L. McPeak
                                            Title: Chief Executive Officer

                                            Address: 1241 Hawk's Flight Court
                                                     El Dorado Hills, CA 95762




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                                            "PURCHASER"

                                            FOOD EXTRUSION MONTANA, INC.

                                            By:  /s/ Todd Crow
                                            Name:  Todd Crow
                                            Title: Chief Financial Officer

                                            Address: 1241 Hawk's Flight Court
                                                     El Dorado Hills, CA 95762



                                            CF CORPORATION

                                            By:   /s/ Ike Lynch
                                            Name: Ike Lynch
                                            Title: President and
                                                         Chief Executive Officer

                                            Address: 2400 Airport Road
                                                     Dillon, Montana 59725


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                                    SCHEDULE 1

                                   Collateral